UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 22, 2007
LSB Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-25070	35-1934975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47901
(Address of Principal Executive Offices)		(Zip Code)

(765) 742-1064
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2007, Mr. Harry A. Dunwoody decided not to stand for re-election as a director of LSB Financial Corp. (“LSB”). Mr. Dunwoody has served as a director and Senior Vice President of LSB since its formation in 1994. Mr. Dunwoody was also elected to the Board of Directors of Lafayette Savings Bank, FSB (the “Bank”), a subsidiary of LSB, in 1993, and has served as the Senior Vice President of the Bank since 1989. Mr. Dunwoody will continue to serve as the Senior Vice President of the Bank and LSB, where he is responsible for business development.

The Nominating Committee of the Board of Directors of LSB has recommended Mr. Charles W. Shook to fill the vacancy on the Board of Directors of LSB left by Mr. Dunwoody. Mr. Shook will run for election at the next annual meeting of the shareholders of LSB to be held April 18, 2007. Mr. Shook previously served on the Board of Directors of the Bank from 1999 through 2004, at which time he resigned from the Board of Directors to avoid any perception of a conflict due to his outside activities. Mr. Shook is currently a one-third owner and manager of Shook Services Corporation, a firm located in Lafayette, Indiana that provides real estate management and marketing services.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 26, 2007	LSB Financial Corp.

	By:	/s/ Mary Jo David
Mary Jo David, Treasurer Principal Financial and Accounting Officer

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